UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004 (November 15, 2004)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement.

On November 15, 2004, Anthem, Inc. (the “Company” or “Anthem”) entered into a Loan Agreement, dated as of November 15, 2004 (the “Loan Agreement”), among the Company, the financial institutions from time to time party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, UBS Loan Finance LLC and Goldman Sachs Credit Partners L.P., as Co-Documentation Agents and Banc of America Securities LLC and J.P.Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Managers, under which Anthem can borrow up to $3.0 billion. The Company entered into the Loan Agreement in connection with the pending merger (the “Merger”) between WellPoint Health Networks Inc., a Delaware corporation (“WellPoint”) and the Anthem Holding Corp., an Indiana corporation and a wholly-owned subsidiary of the Company (“Anthem Holding”), pursuant to the Amended and Restated Agreement and Plan of Merger, effective as of October 26, 2003 (the “Merger Agreement”), among WellPoint, the Company and Anthem Holding. Although the Loan Agreement is dated as of November 15, 2004, the closing (and funding thereunder) is expected to occur no more than two days prior to the date of the consummation of the Merger. All of the obligations of the Company under the Loan Agreement will be guaranteed by Anthem Holding, which will be the surviving entity in the Merger.

Anthem will have cash requirements of approximately $4.0 billion for the Merger, including both the cash portion of the purchase price and transaction costs. As of October 31, 2004, Anthem had $1.2 billion of cash, cash equivalents and investments and access to $1.0 billion of credit facilities. Anthem intends to obtain permanent or long-term financing for part of the cash portion of the merger consideration through a combination of (1) issuance of commercial paper and/or aggregate borrowings of up to $4.0 billion under the Loan Agreement and the new credit facilities; and (2) the issuance of $2.0 billion of long-term debt securities. The ultimate mix of commercial paper, bank debt and long-term debt securities will be determined based on market conditions and other financial factors.

Effectiveness of the new credit facilities would reduce the amount of the commitments under the Loan Agreement by up to $1.5 billion. To the extent that indebtedness under the Loan Agreement has been incurred, Anthem must prepay the Loan Agreement, without penalty or premium, together with accrued interest to the prepayment date, with the net proceeds from the issuance of any long term debt securities and under certain circumstances with the proceeds of the borrowings under the new credit facilities.

The Loan Agreement contains certain conditions to the Company’s ability to incur loans thereunder, including conditions related to (1) the absence of any change, occurrence or development since December 31, 2003 that could reasonably be expected to have a material adverse effect; (2) the receipt of all government, shareholder and third party consents and approvals necessary in connection with the transaction; (3) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Company or Anthem Holding, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a material adverse effect or that involve the Loan Agreement; (4) the Company’s long-term unsecured non-credit enhanced debt not being rated less than Baa3 by Moody’s and BBB by S&P; (5) the delivery of evidence that, after giving pro forma effect to the Merger that the total debt to capital ratio of the Company is not more than 40% and that the aggregate amount of liquidity available to the Company is not less than $500 million; (6) evidence that the final terms and conditions of each aspect of the Merger are materially consistent with the description thereof previously delivered to the lenders under the Loan Agreement or otherwise reasonably satisfactory to such lenders; (7) except for the filing of the certificate of merger with respect to the Merger and certain conditions set forth in the Merger Agreement that are to be satisfied on or immediately prior to the effective date of the Merger, all conditions for the effectiveness of the Merger have been satisfied; and (8) such other conditions that are customary for a transaction of this nature.

Loans incurred under the Loan Agreement bear interest at a rate per annum at the option of the Company of either the eurodollar rate (as in effect from time to time for the relevant interest period) plus an applicable margin ranging from 0.425% to 1.125% based upon the debt rating of the Company’s senior unsecured long term debt or a base rate option. The final maturity of the Loan Agreement is 270 days from the closing (and funding) thereof. In addition, loans incurred under the Loan Agreement will become due within two days of the making thereof if the Merger has not been consummated within such time. The

Loan Agreement contains customary affirmative covenants for transactions of this nature regarding, among other things, the Company’s use of proceeds, delivery of financial and other information to the lenders, maintenance of records, compliance with law, maintenance of property and insurance and conduct of business. The Loan Agreement also contains certain customary negative covenants for transactions of this nature limiting the ability of the Company and/or its subsidiaries to, among other things, make investments and purchases, enter into transactions with affiliates, incur debt, acquire or dispose of assets, and which require the Company to maintain a minimum net worth and maintain a maximum total debt to capital ratio. The foregoing restrictions are subject to certain customary exceptions for transactions of this nature. The Loan Agreement includes events of default (and related remedies, including acceleration of the loans made thereunder) usual for facilities of this type, including payment default, covenant default (including breaches of the covenants described above), material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, default under other agreements and judgment default. Many of the defaults are subject to certain materiality thresholds and grace periods consistent with transactions of this nature.

The agents and the lenders under the Loan Agreement and their affiliates have provided, and future lenders under the Loan Agreement may provide, various investment banking, other commercial banking and/or financial advisory services to Anthem for which they have received, and will in the future receive, customary fees. Some of such services provided to Anthem are described in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Anthem on September 2, 2004. In addition, Goldman, Sachs & Co. (“Goldman Sachs”), an affiliate of one of the co-documentation agents, acted as Anthem’s financial advisor in connection with the Merger and has provided certain investment banking services to Anthem from time to time, which are more fully described in Amendment No. 1 to the Form S-4 (Registration No. 333-110830) filed with the SEC by Anthem on May 11, 2004 in connection with the Merger. The joint lead arrangers and joint book managers and affiliates of the co-documentation agents under the Loan Agreement also will act as initial purchasers and joint book-running managers in connection with the proposed issuance of the long-term debt securities described above. The agents and the lenders under the Loan Agreement also will act as agents and/or lenders under the new credit facilities described above.

The Loan Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above summary is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit
10.1	Loan Agreement, dated as of November 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2004

ANTHEM, INC.

By:	/S/ DAVID R. FRICK
	Name: Title:	David R. Frick Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Loan Agreement, dated as of November 15, 2004

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